Exhibit 1.1

[_______________] Shares

KYIVSTAR GROUP LTD.

Common Shares, par value of $0.01 per common share

FORM OF UNDERWRITING AGREEMENT

[ ● ], 2026

[ ● ], 2026

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Cantor Fitzgerald & Co.

Rothschild & Co US Inc.

As Representatives of the several Underwriters named in Schedule II hereto

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

c/o	Cantor Fitzgerald & Co. 110 East 59th Street, 6th Floor New York, New York 10022

c/o	Rothschild & Co US Inc. 1251 Avenue of the Americas New York, New York 10020

Ladies and Gentlemen:

Certain shareholders of Kyivstar Group Ltd., an exempted company limited by shares, incorporated and existing under the laws of Bermuda with registration number 202504557 (the “Company”), named in Schedule I hereto (the “Selling Shareholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [ ● ] common shares, par value of $0.01 per share (the “Common Shares”) of the Company (“Firm Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

VEON Amsterdam B.V., in its capacity as a Selling Shareholder hereunder, also proposes to sell to the several Underwriters not more than an additional [ ● ] Common Shares (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC (“Morgan Stanley”) and Barclays Capital Inc. (“Barclays”), as representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-[ ● ]), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

Definitions

(a) Unless the context otherwise requires:

(i) “Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; for purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(ii) “Anti-Corruption Laws” with respect to any Person, shall mean, to the extent applicable, the requirements of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, any other applicable anti-bribery or anti-corruption laws and regulations of the United States of America, the United Kingdom, the European Union, the Netherlands, the Cayman Islands, Bermuda, Ukraine and any related anti-bribery or anti-corruption rules, regulations or Orders issued, administered or enforced by any competent Governmental Entities of those jurisdictions;

(iii) “Anti-Money Laundering Laws” with respect to any Person, shall mean, to the extent applicable, (I) the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and (II) the applicable anti-money laundering and countering the financing of terrorism laws and regulations (including any licensing or registration requirements applicable to money services businesses) of the United States of America, the United Kingdom, the European Union, the Netherlands, the Cayman Islands, Bermuda, Ukraine and any related anti-money laundering or terrorist financing rules, regulations or Orders issued, administered or enforced by any competent Governmental Entities of those jurisdictions;

(iv) “Communications Laws” with respect to any Person, shall mean, to the extent applicable, the Laws governing electronic communications, telecommunications services, equipment, and/or facilities in Ukraine or any other applicable jurisdiction as of the date of this Agreement;

(v) “Contract” shall mean any legally binding contract, subcontract, agreement (not including purchase orders), indenture, note, bond, loan or credit agreement, instrument, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding arrangement, or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto;

(vi) “Copyrights” shall mean any and all copyrights and copyrightable subject matter under applicable Laws, whether registered or unregistered and regardless of the medium of fixation or means of expression, including any of the foregoing that protect original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of Software), pictorial and graphic works;

(vii) “Data Protection Requirements” shall mean all (A) Privacy Laws, (B) contractual obligations of the Group Companies, (C) all internal and external privacy policies of the Group Companies, (D) industry standards, and (E) any other legal obligations, relating to the privacy or security of Personal Information in the control or possession of the Group Companies, to the extent applicable;

(viii) “Environmental Laws” with respect to any Person, shall mean, to the extent applicable, any Laws relating to: (A) the protection, investigation or restoration of the environment or natural resources or the protection of human health and safety; or (B) any similar Laws and other requirements having the force or effect of law, and all Orders issued or promulgated thereunder;

(ix) “Environmental Permits” shall mean Permits required by all applicable Environmental Laws;

(x) “Equity Interests” shall mean all shares, interests, participations, equity or other equivalents (however designated) of capital stock of a corporation, or in the share capital of a company, and any ownership interests in a Person (other than a corporation or a company), including membership interests, partnership interests, joint venture interests, and beneficial interests, and any and all warrants, options, convertible or exchangeable securities, or other rights to purchase or otherwise acquire any of the foregoing;

(xi) “Export Controls” (meaning all export control laws and regulations administered or enforced by (A) the United States Government (including by the U.S. Department of Commerce or the U.S. Department of State), including the Arms Export Control Act (22 U.S.C. § 2778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), and the Export Administration Regulations (15 C.F.R. Parts 730-774), and (B) any other relevant governmental authority, including (to the extent applicable) EU Regulation 2021/821 (as amended), the Export Control Order 2008, or any other applicable export control legislation or regulation, except to the extent inconsistent with U.S. law);

(xii) “Governmental Authorization” shall mean any permit, license, registration, certificate, franchise, qualification, waiver, authorization or similar right issued, granted or obtained by or from any Governmental Entity;

(xiii) “Governmental Entity” shall mean: (A) any federal, provincial, state, local, municipal, foreign, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (B) any self-regulatory organization; or (C) any political subdivision of any of the foregoing;

(xiv) “Government Official” shall mean any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office;

(xv) “Group” shall mean the Company and its Subsidiaries, from time to time; collectively the “Group Companies” and each of them a “Group Company”;

(xvi) “Group Business” shall mean the business of the Group as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(xvii) “Group Employee Benefit Plan” shall mean each material written employee benefit plan and each other retirement, supplemental retirement, deferred compensation, bonus, transaction bonus, incentive compensation, share purchase, stock purchase, employee stock ownership, employee share ownership, equity-based, phantom-equity, profit-sharing, severance, termination protection, change in control, retention, employee loan, retiree medical or life insurance, educational, employee assistance, collective bargaining, fringe benefit plan, policy, agreement, program or arrangement and all other plans, policies, agreements, programs or arrangements providing for any compensation or employee benefits, whether oral or written, (A) which any Group Company sponsors, maintains, contributes to (or is required to contribute to), administers or has entered into for the current or future benefit of any current or former officer, employee, natural individual independent contractor or director of any Group Company, or (B) with respect to which any Group Company has or may have any direct or indirect liability;

(xviii) “Group IT Assets” shall mean all computer hardware, including peripherals and ancillary equipment and network and telecommunications equipment, and all computer software, including associated proprietary materials, user manuals and other related documentation used by any Group Company, in each case solely to the extent material to the operation of the Group Business;

(xix) “Intellectual Property” shall mean all intellectual property rights throughout the world, whether protected, created or arising under the laws of Ukraine or any other jurisdiction, including: (A) all Patents; (B) all Copyrights; (C) all Trademarks; (D) all internet domain names registrations and social media identifiers and accounts; (E) all Trade Secrets; (F) all moral and economic rights of authors and inventors, however denominated, rights of publicity and privacy, and database rights; and (G) all applications, registrations and issuances, and any renewals, extensions and reversions, of any of the foregoing;

(xx) “Laws” shall mean any federal, state, provincial, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

(xxi) “Liabilities” shall mean all debts, liabilities, fines, penalties, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by U.S. GAAP, IFRS or other applicable accounting or auditing standards to be reflected in financial statements or disclosed in the notes thereto;

(xxii) “Lien” shall mean any mortgage, pledge, security interest, bond, encumbrance, lien, license, grant, guarantee, options, priority rights, preemptive rights, right of first offer or refusal, hypothecation, assignment, claim, easement, deed of trust, usufruct, covenant, servitude, put or call right, voting right, shareholders’ agreement, retention rights, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership);

(xxiii) “Malware” shall mean any virus, Trojan horse, time bomb, key-lock, spyware, worm, malicious code or other Software designed or able to, without the knowledge or authorization of a Group Company, disrupt, disable, harm, exfiltrate, interfere with the operation of or install within or on any Software, computer data, network memory or hardware;

(xxiv) “Open Source Software” shall mean any Software that is distributed (i) as “free software” (as defined by the Free Software Foundation); (ii) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd); or (iii) under a license that requires disclosure of source code or requires derivative works based on such Software to be made publicly available under the same license;

(xxv) “Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction;

(xxvi) “Patents” shall mean any and all patents and patent applications, provisional patent applications, patent cooperation treaty applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor);

(xxvii) “Permit” shall mean any consent, license, permit, franchise, waiver, approval, authorization, certificate, registration or filing issued by, obtained from or made with a Governmental Entity;

(xxviii) “Permitted Lien” shall mean (A) Liens for Taxes (1) not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and (2) that are sufficiently reserved for on the financial statements in accordance with IFRS or U.S. GAAP, as applicable; (B) statutory and contractual Liens of landlords with respect to leased real property that do not interfere in any material respect with the value or the present or intended use of or occupancy of the affected leased real property by any of the Group Companies; (C) Liens of carriers, warehousemen, mechanics, materialmen and repairmen and the like incurred in the ordinary course of business and: (1) not yet delinquent or that are being contested in good faith through appropriate proceedings and (2) that are sufficiently reserved for on the financial statements in accordance with IFRS or U.S. GAAP, as applicable; (D) in the case of real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, to the extent they do not interfere with the value or the present use of or occupancy of the affected parcel by any of the Group Companies; (E) non-exclusive licenses (or sublicenses) entered into in the ordinary course of business; (F) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record, in each case, arising in the ordinary course that do not, individually or in the aggregate, materially interfere with the value or present or intended use or occupancy of the assets and real properties of the Group Companies and the rights under the real property leases which are material to the Group Business, taken as a whole and do not result in a material liability to the Group Companies; (G) Liens securing any Group Company’s existing credit facilities; and (H) transfer restrictions arising under applicable securities laws;

(xxix) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(xxx) “Personal Information” shall mean (A) any information that relates to, identifies or is reasonably capable of being associated with a natural person; and (B) information that constitutes “personal information”, “personally identifiable information”, “personal data” or other similar terms under applicable Privacy Law;

(xxxi) “Privacy Laws” with respect to any Person, shall mean, to the extent applicable, the Laws that regulate data privacy, data security, data protection or cybersecurity, in each case with respect to the collection, storage, use, disclosure, destruction or other processing, and transfer of Personal Information;

(xxxii) “Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, demand, dispute, notice, investigation, prosecution, litigation, inquiry, arbitration, alternative dispute resolution, or other proceedings (in each case, whether civil, criminal, regulatory or administrative or at law or in equity) by or before a Governmental Entity;

(xxxiii) “Reference Date” shall mean with respect to the Group Companies, the date which is two years prior to the date hereof;

(xxxiv) “Sanctioned Party List” shall mean: (A) the list of Specially Designated Nationals and Blocked Persons or ‘Foreign Sanctions Evaders’ maintained by the OFAC, (B) the Consolidated List of Persons, Groups and Entities subject to EU Financial Sanctions maintained by the European Commission, (C) the UK Sanctions List maintained by the Office of Financial Sanctions Implementation within the UK’s HM Treasury, or (D) any equivalent list maintained by a Sanctions Authority, as amended from time to time;

(xxxv) “Sanctioned Person” shall mean: (A) any Person listed in any Sanctioned Party List; (B) any Person fifty per cent (50%) or more owned by (or, as applicable under the Sanctions Laws administered by the United Kingdom and/or the European Union and its member states, controlled by) one or more Persons listed in any Sanctioned Party List; (C) any Governmental Entity of a Sanctioned Territory, or any Governmental Entity of Venezuela, and any Person fifty per cent (50%) or more owned by or controlled by such a Governmental Entity; (D) any Person operating, organized, or resident in a Sanctioned Territory; and (E) any Person acting for or on behalf of a party described under (A) through (D);

(xxxvi) “Sanctioned Territory” shall mean any country or other territory subject to a comprehensive export, import, financial or investment embargo under any Sanctions Laws, which currently comprise Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and those portions of the Kherson and Zaporizhzhia regions of Ukraine over which any Sanctions Authority imposes comprehensive Sanctions;

(xxxvii) “Sanctions Authority” means: (A) the United States of America (including the U.S. Department of the Treasury, the United States Department of State, and any other U.S. government entity); (B) the United Nations (including its Security Council, and any United Nations Security Council Sanctions Committee); (C) the European Union, or any member state thereof (including the Netherlands); (D) the United Kingdom; (E) the Cayman Islands; and (F) any Governmental Entity of the foregoing;

(xxxviii) “Sanctions” or “Sanctions Laws” shall mean any law, regulation, order, or directive imposed, administered or enforced from time to time by any Sanctions Authority which imposes economic, financial, or trade sanctions (including, without limitation, asset blocking or freezing, trade embargoes, and other financial or trade restrictions);

(xxxix) “Software” shall mean any and all computer programs (whether in source code, object code, human readable form or other form), applications, algorithms, user interfaces, firmware, development tools, templates and menus, and all documentation, including user manuals and training materials, related to any of the foregoing;

(xl) “Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation, company or other business entity of which: (A) if a corporation or a company, a majority of the total voting power of share capital or shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (B) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (C) in any case, such Person controls the management thereof;

(xli) “Tax” or “Taxes” shall mean all forms of taxation for any and all federal, state, local, municipal, governmental or other body or authority in any jurisdiction, including, without limitation, gross receipts, gross revenues, income, profits, gains, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, social security, recapture, net worth, employment, escheat and unclaimed property obligations, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, duties, levies, fees, charges, tariffs, contributions, social contributions, imposts and other similar charges, in each case, imposed by a Taxing Authority (whether disputed or not), together with all interest, penalties, surcharge, fine and additions imposed by a Taxing Authority with respect to any such amounts, including Tax unity obligations and Tax sharing agreements;

(xlii) “Tax Return” shall mean any return, declaration, report, form, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Taxing Authority or other Governmental Entity, including any schedule or attachment thereto and any amendment thereof in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax;

(xliii) “Taxing Authority” shall mean any Tax authority or other authority competent to impose, assess or enforce any liability to Tax in any jurisdiction;

(xliv) “Telecommunications Regulatory Authorities” shall mean any Governmental Entities that regulate electronic communications, telecommunications facilities or telecommunications services in the jurisdictions in which the Company or its Subsidiaries have such facilities or conduct business as of the date of this Agreement;

(xlv) “Trade Secrets” shall mean any and all trade secrets and rights in technology, discoveries and improvements, inventions (whether or not patentable), know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), databases and data, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information, designs, drawings, procedures, processes, algorithms, models, formulations, manuals and systems, whether or not patentable or copyrightable, each to the extent owned or used by the Group Companies;

(xlvi) “Trademarks” shall mean any and all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof and any common law rights with respect thereto;

(xlvii) “Transactions” shall mean the transactions contemplated by each of this Agreement, the Registration Statement, the Time of Sale Prospectus, and the Prospectus

Registration Statement

(b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

(c) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus, at their respective dates, comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, at the dates of the applicable amendments or supplements, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon the Underwriter Information (as defined in Section 11(c) below).

(d) The Company, which may be deemed to be an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act, has not prepared, used or referred to, and will not prepare, use or refer to, any free writing prospectus.

Corporate Matters

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct the Group Business and is duly qualified to transact the Group Business and is in good standing in each jurisdiction in which the conduct of the Group Business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Group, taken as a whole.

(f) Each Subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact the Group Business and is in good standing in each jurisdiction in which the conduct of the Group Business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole; all of the issued shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

Authority

(g) This Agreement has been duly authorized, executed and delivered by the Company.

Capitalization

(h) The authorized share capital of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates set forth therein.

(i) All of the issued and outstanding share capital of the Company (including the Shares to be sold by the Selling Shareholders) (i) has been duly authorized and validly issued, (ii) is fully paid and non-assessable, (iii) conform in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and (iv) was issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

(j) All of the Company’s options, warrants and other rights to purchase or exchange any securities for the Company’s share capital (i) have been duly authorized and validly issued, (ii) fully conform to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and (iii) were issued (A) in full compliance with the Laws of its jurisdiction of organization, (B) in full compliance with federal and state securities Laws, (C) in full compliance with the governing documents of the Company, and (D) not in default, breach or violation of any preemptive right, resale right, right of first refusal or similar right.

(k) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which any of the Group Companies is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, any Equity Interests of such Group Company, or any securities or obligations exercisable or exchangeable for or convertible into, such Equity Interests, or any “tag-along,” “drag-along” or similar rights with respect to such Equity Interests, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Equity Interests of the Group Companies are not subject to any voting trust agreement or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Equity Interests. There are no phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of the Equity Interests of any Group Company.

(l) The Company beneficially owns, directly or indirectly, all of the Equity Interests in its Subsidiaries as set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, free and clear of all Liens (other than any transfer restrictions imposed by federal and state securities and corporate Laws). All of such Equity Interests are duly authorized, and are validly issued, fully paid and non-assessable. The Company has no direct or indirect Subsidiaries other than Subsidiaries set forth under the heading “Corporate Information” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or in Exhibit 21.1 attached to the Registration Statement.

No Violations

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) contravene (A) any provision of applicable law or (B) the certificate of incorporation or by-laws of the Company or (C) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Group, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except that, in the case of the clause (i)(A) and (i)(C), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement, and (ii) no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

No Material Adverse Changes

(n) There has not occurred any material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole, or any development reasonably expected to result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole, from that set forth in the Time of Sale Prospectus.

Registration Statement, the Time of Sale Prospectus and the Prospectus

(o) There are no legal or governmental Proceedings pending or threatened in writing to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the Transactions or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no Laws, Orders, statutes, regulations, Contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Company is not, and after giving effect to the offering and sale of the Shares as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) There are no Contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than the registration rights agreement, dated August 14, 2025, among the Company, Cohen Circle Sponsor I, LLC, Cohen Circle Advisors I, LLC and VEON Amsterdam B.V. (the “Registration Rights Agreement”), among others.

Data Privacy and Security

(s) Except as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole:

(i) To the knowledge of the Company, since the Reference Date, the Group Companies (A) have complied and are presently in compliance with applicable Data Protection Requirements in all material respects and (B) have used commercially reasonable measures, consistent with accepted industry practices, designed to ensure the confidentiality, privacy and security of Personal Information within the possession or control of the Group Companies.

(ii) The Group Companies have taken commercially reasonable steps and implemented commercially reasonable safeguards, consistent with industry practices, designed to protect the Group IT Assets from unauthorized access and from any disabling codes, spyware, Trojan horses, worms, viruses or other Software routines that permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement or destruction of, Software or data.

(iii) The Group Companies own or have valid rights, pursuant to the terms in written Contracts, to use and access all Group IT Assets.

(iv) The Group IT Assets (i) are generally sufficient for the current needs of the Group Business and (ii) to the knowledge of the Company, do not contain any material faults, disabling codes or other Malware.

(v) Since the Reference Date, the Group Companies have used commercially reasonable efforts to implement and maintain physical, technical, organizational and administrative security measures, procedures and policies in material compliance with applicable Privacy Laws, including security measures, to the extent required under applicable Privacy Laws, to protect the Group IT Assets and Personal Information stored therein against loss and unauthorized access, use, modification, disclosure or other misuse by third parties, and protect the Group IT Assets from unauthorized use, access or interruption by third parties;; and

(vi) Since the Reference Date (A) to the knowledge of the Company, the conduct of the Group Business is and has been in compliance in all material respects with all Data Protection Requirements to which a Group Company is a party or is otherwise bound and (B) no material Proceedings alleging noncompliance with Data Protection Requirements in connection with the conduct of the business are pending or threatened in writing against any Group Company.

Property

(t) [Reserved.]

(u) Each of the top ten material real estate property leases, to which a Group Company is a party as a lessee as of the date hereof (“Material Leased Properties”), is held by the applicable Group Company as a lessee pursuant to a valid, binding and enforceable leasehold interest under each of the leases, free and clear of all Liens except (i) Permitted Liens, (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Group Companies, and (iii) for dispositions of assets after the date of the financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus in the ordinary course of business or not prohibited by this Agreement, and each of the leases and other material documents related to any Material Leased Properties to which it is a party as of the date hereof (collectively, the “Material Leases”) is in full force and effect as of the date hereof, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies or as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole.

(v) No Group Company is in breach of or default under any Material Lease, and, to the knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a breach or default, except for such breaches or defaults as would not individually or in the aggregate reasonably be expected to be material to the Group Companies, taken as a whole.

(w) To the knowledge of the Company, (i) there are no pending condemnation proceedings with respect to any of the Material Leased Properties, and (ii) the current use of the Material Leased Properties does not violate any local planning, zoning or similar land use restrictions of any Governmental Entity in any material respect.

(x) No Group Company has received or given any written notice of any material default or event that with notice or lapse of time, or both, would constitute a breach or default by any Group Company under any of the Material Leases and, to the knowledge of the Company, no other party is in breach or default thereof, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. As of the date of this Agreement, to the knowledge of the Company, no party to any Material Lease has exercised any termination rights with respect thereto. No Person other than the Group Companies has the right to use the Material Leased Properties, except as subleased by the respective Group Company to another Group Company.

(y) A Group Company has good and valid title to, a valid leasehold interest in, or other right to use, each material asset, property and right leased, used or owned (or purported to be owned) by the Group Business, free and clear of all Liens, except for Permitted Liens. The assets, properties and rights of the Group Business are in good general operating condition (ordinary wear and tear excepted) and are adequate for the uses to which they are currently being put, in each case, except as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole.

In no event shall any telecommunications facilities and telecommunication equipment, including any towers, be deemed to be real property owned or leased by any Group Company.

The telecommunications facilities and telecommunications equipment operated by the Group Companies, taken as a whole, are, in all material respects, working, functional, fit for the purpose intended, have been maintained, subject to ordinary wear and tear, in good repair and working order condition and are without any material defects for purposes of operating the Group Business.

Intellectual Property

(z) (i) The Group Companies own or have a valid license to all the Intellectual Property used in or reasonably necessary to conduct the Group Business; (ii) the Intellectual Property owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property licensed to the Group Companies, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened in writing action, suit, Proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property; (iii) none of the Group Companies has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property owned by the Group Companies; (v) none of the Group Companies infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property; (vi) all employees or contractors engaged in the development of the Intellectual Property on behalf of the Group Companies have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property to the Group Companies, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Group Companies use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(aa) (i) Except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole, the Group Companies use and have used any and all Open Source Software in compliance with all license terms applicable to such Open Source Software; and (ii) none of the Group Companies uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Group Company to permit reverse engineering of any software code or other technology owned by the Group Companies or (B) any software code or other technology owned by the Group Companies to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

Employees

(bb) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Group Company is: (i) a party to or otherwise bound by any collective bargaining or other type of union agreement; (ii) a party to, involved in, the subject of, or to the knowledge of the Company, threatened in writing by, any labor dispute, unfair labor practice charge or complaint, grievance or labor arbitration; or (iii) currently negotiating any collective bargaining agreement to which any Group Company is or would be a party. No Group Company has experienced any strike, lockout, slowdown or work stoppage at any time, nor, to the knowledge of the Company, is any such action threatened in writing. There is no pending, nor has there ever been, any union election petition, demand for recognition, or, to the knowledge of the Company, union organizing activity by or for the benefit of the employees of any Group Company or otherwise affecting any Group Company.

(cc) Each Group Company has been and is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all applicable Laws respecting terms and conditions of employment, wages and hours, unemployment insurance, worker’s compensation, equal employment opportunity, discrimination and retaliation, immigration, and the payment and withholding of Taxes. No Group Company has been or is engaged in any unfair labor practice. Except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole, there are no pending or to the knowledge of the Company, threatened in writing claims against any Group Company (whether under regulation, contract, policy or otherwise) asserted by or on behalf of any present or former employee or job applicant of a Group Company (including by any Governmental Entity) on account of or for (i) overtime pay, other than overtime pay for work done in the current payroll period, (ii) wages or salary for a period other than the current payroll period, (iii) any amount of vacation pay or pay in lieu of vacation time off, other than vacation time off or pay in lieu thereof earned in or in respect of the current fiscal year, (iv) any amount of severance pay or similar benefits, (v) unemployment insurance benefits, (vi) workers’ compensation or disability benefits, (vii) any violation of any statute, ordinance, order, rule or regulation relating to employment terminations or layoffs, (viii) any violation of any statute, ordinance, order, rule or regulation relating to employee “whistleblower” or “right-to-know” rights and protections, (ix) any violation of any statute, ordinance, order, rule or regulation relating to the employment obligations of federal contractors or subcontractors, (x) any violation of any regulation relating to minimum wages or maximum hours of work, (xi) discrimination, retaliation or any other violation of any Law relating to fair employment practices or equal employment opportunities, or (xii) any violation of any other Law relating to labor, employment or employment practices, and no Group Company is aware of any such claims which have not been asserted.

(dd) Each Group Company has properly classified for all purposes (including for all Tax purposes) all employees, leased employees, agents, consultants and independent contractors, and has withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided by such persons to each Group Company.

(ee) With respect to each Group Employee Benefit Plan: (i) such Group Employee Benefit Plan is in material compliance with the provisions of the Laws of each jurisdiction in which such Group Employee Benefit Plan is maintained, to the extent those Laws are applicable to such Group Employee Benefit Plan, (ii) each Group Company has complied with all applicable reporting and notice requirements, and such Group Employee Benefit Plan has obtained from the Governmental Entity having jurisdiction with respect to such Group Employee Benefit Plan any required determinations, if any, that such Group Employee Benefit Plan is in compliance with the Laws of the relevant jurisdiction if such determinations are required in order to give effect to such Group Employee Benefit Plan, (iii) such Group Employee Benefit Plan has been administered in accordance with its material terms, (iv) to the knowledge of the Company, there are no pending investigations by any Governmental Entity involving such Group Employee Benefit Plan, and no pending claims (except for claims for benefits payable in the normal operation of such Group Employee Benefit Plan), suits or proceedings against such Group Employee Benefit Plan or asserting any rights or claims to benefits under such Group Employee Benefit Plan, and (v) the consummation of the Transactions will not by itself create or otherwise result in any Liability with respect to such Group Employee Benefit Plan.

Compliance and Governmental Authorizations

(ff) Since the Reference Date, (a) each Group Company has complied in all material respects with, and has not been in violation of any applicable Laws with respect to the conduct of the Group Business, or the ownership or operation of the Group Business, including Communications Laws; (b) no investigation, audit, claim, Proceeding or review by any Governmental Entity with respect to any Group Company has been pending or, to the knowledge of the Company, threatened in writing; and (c) no written or, to the knowledge of the Company, oral notice of non-compliance with any applicable Laws has been received by any Group Company.

(gg) The Group Companies hold all Governmental Authorizations necessary to enable them to own, lease or operate their properties, rights and assets and to carry on and conduct the Group Business in the manner in which such properties, rights and assets are currently owned, leased and operated and such Group Business is currently being conducted, except where failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole.

(hh) The Governmental Authorizations held by the Group Companies are valid, binding and in full force and effect, except where the failure of such Governmental Authorizations to be valid and in full force and effect would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole.

(ii) The Group Companies are in material compliance with the terms and requirements of such Governmental Authorizations, and have fulfilled and performed all of their obligations with respect thereto, including all reports, notifications and applications required by the Communications Laws, and the payment of all regulatory assessments, fees and contributions, except where the failure of such Governmental Authorizations to be valid and in full force and effect would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole.

(jj) Since the Reference Date, and, except as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole, no Group Company has received any written notice from any Governmental Entity or Telecommunications Regulatory Authority: (i) asserting any default or material violation of any term or requirement of any material Governmental Authorization held by such Group Company (and to the knowledge of the Company no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation); (ii) notifying such Group Company of the revocation or withdrawal of any material Governmental Authorization held by such Group Company; or (iii) imposing any condition, modification or amendment on any Governmental Authorization, other than such condition, modification or amendment that would also be imposed on similarly situated holders of such Governmental Authorization.

(kk) As of the date of this Agreement, no action by or before any Governmental Entity, including Telecommunications Regulatory Authority is pending (or, to the knowledge of the Company, is being threatened in writing) in which the requested remedy is: (i) the revocation, suspension, cancellation, rescission or material modification of, or the refusal to renew, any material Governmental Authorizations; or (ii) the imposition on any of the Group Companies of material fines, penalties or forfeitures.

(ll) Neither the Company nor any of its Subsidiaries, nor any director, or officer thereof, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its Subsidiaries or its Affiliates, has corruptly taken or will corruptly take any action in furtherance of an offer, payment, promise to pay, solicitation, receipt, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to improperly influence or induce official action or to secure an improper business advantage for the benefit of the Company or its Subsidiaries or Affiliates, or to any person in violation of any applicable Anti-Corruption Laws.

(mm) The operations of the Company and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws. At all times the Company and its Subsidiaries have and will maintain and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries, and company representatives with the Anti-Corruption Laws and Anti-Money Laundering Laws.

(nn) (i) None of the Group Companies, nor any officer or director of a Group Company, nor, to the knowledge of the Company, any of the Group Companies’ respective employees, agents, or representatives, or, as of the date of this Agreement, any Affiliate of the Group Companies, (i) is a Sanctioned Person; (ii) since April 24, 2019, the Group Companies have acted in a manner that has not resulted in Sanctions violations and have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Sanctioned Person or Sanctioned Territory, except to the extent permissible for a Person required to comply with Sanctions; (iii) since April 24, 2019, the Group Companies and the officers and directors thereof, and, to the knowledge of the Company, the Group Companies’ respective employees, agents, representatives, and, as of the date of this Agreement, any Affiliate of the Group Companies have, in connection with any dealings or transactions of the Group, been in compliance with Sanctions and Export Controls; (iv) since April 24, 2019, no Group Company has received from any Governmental Entity any notice of, nor, to the knowledge of the Company, has any Governmental Entity initiated any investigations or proceedings, or imposed any civil or criminal fine, or penalty against any of the Group Companies related to any actual or alleged violation of Sanctions Laws or Export Controls; and (v) the Group Companies have implemented and maintained adequate policies and procedures reasonably designed to ensure compliance with Sanctions Laws and Export Controls.

Environmental Matters

(oo) As applicable, except as would not reasonably be expected, individually or in the aggregate, to be material to the Group Companies:

(i) The Group Companies are and have been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Governmental Entity action/filings required under applicable Environmental Laws.

(ii) (i) The Group Companies possess all material Environmental Permits; (ii) all such Environmental Permits are valid and in full force and effect; and (iii) no Group Company is in default, and, to the knowledge of the Company, no condition exists that with notice or lapse of time or both would constitute a default, under such Environmental Permits.

(iii) No Group Company is party to any unresolved, pending or, to the knowledge of the Company, threatened in writing complaints, claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders, requests for information or proceedings arising under or related to Environmental Laws.

Litigation

(pp) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus:

(i) There are no civil, criminal or administrative Proceedings pending or, to the knowledge of the Company, threatened in writing against any Group Company or any of its properties or assets, or any of the directors, managers or officers of any Group Company in their capacities as such, and to the knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such Proceeding or investigation that would, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or prevent, materially delay or materially impair the ability of any Group Company to timely consummate the transactions under this Agreement.

(ii) Neither Group Company is a party to or subject to (i) the provisions of any investigation or inquiry (in each case, to the extent a Group Company has received written notice thereof) or (ii) any Order of any Governmental Entity, in each case, that would be material to the Group Companies, taken as a whole, or prevent, materially delay or materially impair the ability of any Group Company to timely consummate the transactions under this Agreement.

(iii) There are no, and since the Reference Date there have been no settlement or similar agreements that impose any material ongoing obligation or restriction on any Group Company.

Contracts

(qq) Except as would not reasonably be expected, individually or in the aggregate, to be material to the Group Companies, no Group Company has received any written or, to the knowledge of the Company, oral termination notice or notice that any Group Company is in breach of or default under any material Contract that is necessary and sufficient to operate the Group Business in all material respects in the same manner as conducted as of the date hereof in any material respect.

(rr) Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no suppliers of products or services to the Group Companies that are material to the Group Business with respect to which practical alternative sources of supply are not generally available on comparable terms and conditions in the marketplace.

(ss) Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, no relationship, direct or indirect (including any Contracts), exists between or among a Group Company, on the one hand, and the Selling Shareholder or Affiliates of the Selling Shareholder (other than the Group Companies), the directors, officers, stockholders, customers or suppliers of the Group Companies, on the other hand, that is required to be described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus which is not so described.

Insurance

(tt) The Group Companies maintain insurance policies from insurers of recognized financial responsibility (collectively, the “Insurance Policies”) covering their material assets, business, equipment, properties, operations, officers and directors, and such Insurance Policies are in full force and effect.

(uu) To the knowledge of the Company, the coverage provided by the existing Insurance Policies are usual and customary in amount and scope for businesses that are similarly situated in similar industries and geographical areas to the Group Business as conducted as of the date of this Agreement.

(vv) No written notice of cancellation or termination has been received by any Group Company with respect to any of the effective Insurance Policies.

(ww) There is no pending material claim by any Group Company against any insurer under any of the existing Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

(xx) [Reserved.]

(yy) Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Group Companies has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue the Group Business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Group, taken as a whole.

No Subsequent Changes

(zz) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Group, taken as a whole, has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Group, taken as a whole.

Financial Statements

(aaa) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company or VEON Holdings B.V. and their respective Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s or VEON Holdings B.V.’s quarterly financial statements. The historical financial statements of Cohen Circle Acquisition Corp. I included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(bbb) UHY LLP, who have certified certain financial statements of the Company and VEON Holdings B.V. and their respective Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States); WithumSmith+Brown, PC, who have certified certain financial statements of Cohen Circle Acquisition Corp. I and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to Cohen Circle Acquisition Corp. I within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ccc) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance, (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, as of an earlier date than it would be otherwise required to comply with under applicable law), that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, in each case, other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ddd) Other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(eee) The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole.

Testing-the-Waters Communication

(fff) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(ggg) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus and (B) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon the Underwriter Information.

No Stamp Duties

(hhh) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its Subsidiaries in Bermuda or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

No Passive Foreign Investment Company Status

(iii) The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

Enforcement

(jjj) It is not necessary under the laws of Bermuda (i) to enable the Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in Bermuda, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offering or sale by the Selling Shareholders of the Shares, for any of the Underwriters to be qualified or entitled to carry out business in Bermuda.

(kkk) This Agreement is in proper form under the laws of Bermuda for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Bermuda of this Agreement.

Foreign Private Issuer

(lll) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

Recognition of Judgements

(mmm) The courts of Bermuda would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York except as disclosed in the Registration Statement.

No Immunity

(nnn) Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Bermuda.

Choice of Law

(ooo) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and will be honored by the courts of Bermuda provided, however, that (i) such law is proven to the satisfaction of the courts of Bermuda, (ii) the application of New York law would not be illegal or contrary to public policy or any applicable mandatory laws in Bermuda, or (iii) matters of procedure including questions of set-off and counter-claim, interest chargeable on judgment debts, priorities, measure of damages, limitation of actions and submissions to the jurisdiction of foreign courts would as a general rule be governed by the laws of Bermuda.. The Company has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 17(a)) and has the power to designate, appoint and empower, and pursuant to Section 17(a), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

Outbound Investment Rules

(ppp) Neither the Company nor any of its subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Company nor any of its subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the Underwriters to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. For the purpose of this Agreement, “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation as of the date of this Agreement, and as codified at 31 C.F.R. §850.202 et seq.

No Rated Securities

(qqq) Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under this Agreement, will not contravene any provision of applicable law, articles of association, the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement of such Selling Shareholder, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) have already been obtained.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the power of attorney to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) [Reserved.]

(e) [Reserved.]

(f) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g) Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(h) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Group, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.

(i) Solely with respect to information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use therein, (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the avoidance of doubt, the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(j) (i) None of the Selling Shareholder, or any of its Subsidiaries, or any of their officers or directors, nor, to the knowledge (after due and careful consideration) of such Selling Shareholder, any employee, agent, or representative thereof, or, as of the date of this Agreement, any Affiliate of the Selling Shareholder or its Subsidiaries, is a Sanctioned Person under Sanctions regimes of the United States of America (“U.S.”), the United Kingdom (“UK”), or the European Union or any member state thereof (“EU”), or the United Nations (“UN”); (ii) such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (A) to any Sanctioned Person; (B) to fund or facilitate any activities or business of or with any Sanctioned Person under U.S., UK, EU or UN Sanctions regimes or any Sanctioned Territory; or (C) in any manner that will result in a violation of Sanctions under U.S., UK, EU or UN Sanctions regimes by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); (iii) since April 24, 2019, such Selling Shareholder has acted in a manner that has not resulted in Sanctions violations and has not, directly or knowingly indirectly, engaged in, is not now engaged in, and will not, directly or indirectly, engage in, any dealings or transactions with any Sanctioned Person or Sanctioned Territory in a manner that violates Sanctions, except to the extent permissible for a Person required to comply with Sanctions.

(ii) (A) None of such Selling Shareholder, or any of its Subsidiaries, or any of their directors, officers or employee, or, to the knowledge of such Selling Shareholder, any employee, agent, representative, or any Affiliate thereof, has corruptly taken or will take any action in furtherance of an offer, payment, promise to pay, solicitation, receipt, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to improperly influence or induce official action or to secure an improper business advantage for the benefit of such Selling Shareholder or its Subsidiaries or Affiliates, or to any person in violation of any applicable Anti-Corruption Laws; (B) such Selling Shareholder and each of its Subsidiaries have conducted their businesses in compliance with applicable Anti-Corruption Laws and, to the extent such Selling Shareholder is an entity and not an individual, have instituted and maintained and will continue to maintain adequate policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) neither the Selling Shareholder nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws.

(iii) To the extent the Selling Shareholder is an entity and not an individual, the operations of such Selling Shareholder and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

(k) Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(l) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its Subsidiaries in the Netherlands or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(m) Such Selling Shareholder has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 17(a)), and has the power to designate, appoint and empower, and pursuant to Section 17(a), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[ ● ] a share (the “Purchase Price”) the respective number of Firm Shares set forth in Schedule I hereto opposite the name of such Selling Shareholder.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, VEON Amsterdam B.V. agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [ ● ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering. The Selling Shareholders are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and the form of this Agreement included as an exhibit to the Registration Statement have been filed with the Commission as in Representatives’ judgment is advisable. The Selling Shareholders are further advised by the Representatives that the Shares are to be offered to the public initially at $[___] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[____] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[___] a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [____________], 2026, or at such other time on the same or such other date, not later than [____________], 2026, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares to be sold by VEON Amsterdam B.V. shall be made to VEON Amsterdam B.V. in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than not later than [____________], 2026 as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, and (ii) a certificate of each of the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of such Selling Shareholder set forth in Section 2 hereof are true and correct and (B) confirming that the other representations and warranties of such Selling Shareholder in this Agreement are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened in writing.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Sidley Austin LLP, outside U.S. counsel for the Company and VEON Amsterdam B.V., dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion of Wakefield Quin Limited, Bermuda counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin LLP, counsel for Cohen Circle, LLC, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date an opinion of Simmons & Simmons LLP, Dutch counsel for VEON Amsterdam B.V., dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of UHY LLP and WithumSmith+Brown, PC, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate or certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to you.

(j) The Lock-up Agreements between the Representatives and certain shareholders, officers and directors of the Company shall be in full force and effect on the Closing Date.

(k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) (1) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date and (2) a certificate of VEON Amsterdam B.V., dated the Option Closing Date, confirming that the respective certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and, to the extent the letters contemplated to be delivered under Section 6(j)(v) are delivered to the Underwriters, a negative assurance letter of Sidley Austin LLP, outside U.S. counsel for the Company and VEON Amsterdam B.V., dated the Option Closing Date and addressed to the Underwriters, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii) an opinion of Wakefield Quin Limited, Bermuda counsel for the Company, dated the Option Closing Date and addressed to the Underwriters, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an opinion and, to the extent the letters contemplated to be delivered under Section 6(j)(v) are delivered to the Underwriters, negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Option Closing Date and addressed to the Underwriters, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(v) To the extent permitted to be delivered pursuant to the Statement on Auditing Standards No. 72 as promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants, as updated by Public Company Accounting Oversight Board Auditing Standard 6101, letters dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from each of UHY LLP and WithumSmith+Brown, PC, independent public accountants, substantially in the same form and substance as the letters furnished to the Underwriters pursuant to Section 6(h) hereof; provided that the letters delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi) a certificate or certificates, dated the Option Closing Date, of the Company’s chief financial officer substantially in the same form and substance as the letters furnished to the Underwriters pursuant to Section 6(i) hereof; and

(vii) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, upon request [ ● ] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) [Reserved.]

(d) Not to take any action that would result in an Underwriter or the Company, were the Company not an “ineligible issuer” as defined in Rule 405 under the Securities Act, being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) [Reserved.]

(j) [Reserved.]

(k) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period as defined below in this Section 6.

(l) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m) The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer income, capital gains or other similar taxes or duties imposed under the laws of Bermuda or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley and Barclays on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) publicly file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, except the Company may be permitted to file a registration statement on Form S-8 to register any securities which may be offered to employees, directors, and certain other permitted individuals pursuant to one or more of the Company’s equity incentive plans.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of a restricted stock unit, option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period, (D) any filing by the Company of a Registration Statement on Form S-8 relating to a share-based compensation plan of the Company and its subsidiaries, inducement award or employee share purchase plan that is disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (E) any confidential submission with the Commission or Financial Industry Regulatory Authority of any registration statement under the Securities Act, or (F) the issuances by the Company of grants of other equity-based awards (including any securities convertible into Common Shares) pursuant to plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and issuances pursuant thereto.

If Morgan Stanley, in its discretion, agrees to release or waive the restrictions on the transfer of Common Shares set forth in a Lock-up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release at least two business days before the effective date of the release or waiver.

8. Covenants of the Company and the Selling Shareholders. The Company and each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8 (or other applicable form or statement specified by the Treasury Regulations in lieu thereof), as appropriate, together with all required attachments to such form.

(b) Each Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c) All sums payable by the Company or the Selling Shareholders under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company or the Selling Shareholders, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(d) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company or, as the case may be, a Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company or the Selling Shareholder as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders, in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (provided, that, the amount payable by the Company with respect to such fees and disbursements shall not exceed $45,000 in the aggregate), (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves, including the Registration Rights Agreement.

10. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, to the maximum extent permitted by applicable law, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter Information, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (c) below.

(b) Each Selling Shareholder agrees to indemnify and hold harmless, severally and not jointly, each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, to the maximum extent permitted by applicable law, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or that arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication. The aggregate liability of each Selling Shareholder shall be limited to an amount equal to the net proceeds (net of underwriting discounts and commissions but without deducting expenses) received by such Selling Shareholder for the Shares sold by such Selling Shareholder under this Agreement (the “Selling Shareholder Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto (such information furnished by any Underwriter, the “Underwriter Information”), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures under the caption “Underwriting” in the Prospectus and the first sentence of the first paragraph under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids” in the Prospectus concerning stabilization by the Underwriters.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b) , such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. The indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except as provided in the immediately following sentence. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened in writing proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The aggregate liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to the Selling Shareholder Proceeds.

(f) The Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim it being understood that, notwithstanding anything to the contrary in this Section 11, the liability of each Selling Shareholder (as indemnifying party pursuant to this Section 11) shall not exceed the Selling Shareholder Proceeds. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. [Reserved.]

13. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company and each Selling Shareholder, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the NASDAQ Global Select Market or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Bermuda shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Bermuda authorities or (v) there shall have occurred any outbreak or escalation of hostilities, any change in financial markets, or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, after consultation with the Company and each Selling Shareholder, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.  The Company and each Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

16. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Submission to Jurisdiction. (a) Each of the Company and the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each of the Company and the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any of the Company or the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and the Selling Shareholders irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor, New York, New York 10168, as its agent for service of process in any Related Proceeding and agrees that service of process in any Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c) VEON Amsterdam B.V. hereby irrevocably appoints Cogency Global Inc., with offices at 122 East 42nd Street, 18th Floor, New York, New York 10168, as its agent for service of process in any Related Proceeding and agrees that service of process in any Related Proceeding may be made upon it at the office of such agent. VEON Amsterdam B.V. waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. VEON Amsterdam B.V. represents and warrants that such agent has agreed to act as VEON Amsterdam B.V.’s agent for service of process, and VEON Amsterdam B.V. agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or a Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Company and the Selling Shareholders agrees, severally and not jointly, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

19. Taxes. If any sum payable by the Company or the Selling Shareholders under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

20. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

22. Interpretation. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement. References to any United States legal term for any action, remedy, method of financial proceedings, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than the United States, be deemed to include what most nearly approximates in that jurisdiction to the United States legal term.

23. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Barclays Capital Inc., 745 Seventh Avenue New York, New York 10019, Attention: Syndicate Registration, Fax: (646) 834-8133; Cantor Fitzgerald & Co., 110 East 59th Street, 6th Floor, New York, New York 10022, Attention: Capital Markets; Rothschild & Co US Inc., 1251 Avenue of the Americas, New York, NY 10020, Attention: Legal & Compliance Department; if to the Company shall be delivered, mailed or sent to Index Tower (East Tower), Unit 517, Dubai (DIFC), United Arab Emirates, Attention:           , if to VEON Amsterdam B.V. shall be delivered, mailed or sent to Index Tower (East Tower), Unit 1703, Dubai (DIFC), United Arab Emirates, Attention:            and if to Cohen Circle, LLC shall be delivered, mailed or sent to 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, Attn:           , with a copy to Sidley Austin LLP, 70 St Mary Axe, London EC3A 8BE, United Kingdom, Attention:           .

Very truly yours,

Kyivstar Group Ltd.
By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally

VEON Amsterdam B.V.

By:
Name:
Title:

Cohen Circle, LLC

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Rothschild & Co US Inc.

Cantor Fitzgerald & Co.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Barclays Capital Inc.

By:
Name:
Title:

By:	Cantor Fitzgerald & Co.

By:
Name:
Title:

By:	Rothschild & Co US Inc.

By:
Name:
Title:

Schedule I

Selling Shareholder	Number of Firm Shares To Be Sold

VEON Amsterdam B.V.
Cohen Circle, LLC
Total:

I-1

Schedule II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC
Barclays Capital Inc.
Cantor Fitzgerald & Co.
Rothschild & Co US Inc.
The Benchmark Company, LLC
Northland Securities, Inc.
Total:

II-1

Schedule III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [ ● ], 2026

2.	The public offering price for the Shares is $[ ● ] per share. The number of Firm Shares is [ ● ].

3.	The number of Additional Shares is up to [ ● ].

III-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

[ ● ], 2026

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Cantor Fitzgerald & Co.

Rothschild & Co US Inc.

As Representatives of the several Underwriters (as defined below)

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

c/o	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

c/o	Cantor Fitzgerald & Co. 499 Park Ave, 5th Floor New York, NY 10022

c/o	Rothschild & Co US Inc. 1251 Avenue of the Americas New York, NY 10020

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Barclays Capital Inc. (“Barclays”), Cantor Fitzgerald & Co. and Rothschild & Co US Inc. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Kyivstar Group Ltd., an exempted company limited by shares, incorporated and existing under the laws of Bermuda with registration number 202504557 (the “Company”) and certain shareholders of the Company, providing for the public offering (the “Public Offering”) by the several Underwriters listed on Schedule II of the Underwriting Agreement, including the Representatives, of [ ● ] shares (the “Shares”) of common shares of the Company, par value $0.01 per common share (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Barclays on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending at the close of the Trading Day on the 60th day after the date of the final prospectus (the “60th Day”) or, if the 60th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 60th Day (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift, (c) distributions of Common Shares or any security convertible into Common Shares to limited partners or shareholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period, (d) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period, (e) transfers to any trust for the direct or indirect benefit of the undersigned or of the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; (f) if the undersigned is a corporation, to any wholly-owned subsidiary of such corporation or to an affiliate that is wholly owned by the same persons that own such corporation, provided that each transferee shall sign and deliver a lock-up agreement substantially in the form of this lock-up agreement; (g) the transfer of Shares in the Public Offering pursuant to the Underwriting Agreement, (h) to the Company or its affiliates (or to the trustee of any employee benefit trust established by the Company) deemed to occur upon the cashless exercise of restricted stock units or similar awards or (i) to the Company or its affiliates (or to the trustee of any employee benefit trust established by the Company) in connection with the vesting, settlement or exercise of restricted stock units, options, warrants, deferred bonus plan or similar awards or other rights to receive or purchase Common Shares (including, in each case, by way of “net” or “cashless” exercise), including the Company’s 2025 Umbrella Equity Plan, that are scheduled to expire, automatically vest or settle during the Restricted Period, including any transfer to the Company (or to the trustee of any employee benefit trust established by the Company) for the payment or discharge of tax or social security (or similar liabilities) withholdings or remittance payments due as a result of vesting, settlement or exercise of such restricted share units, options, warrants, deferred bonus plan or similar awards or other rights, in all such cases pursuant to the equity awards contemplated to be granted under a share incentive plan, deferred bonus plan or other equity award plan, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this lock-up agreement; provided, that in the case of any transfer or distribution pursuant to clause (e) or (f), if any public report or filing under Section 16(a) of the Exchange Act is required in connection with such transfer, such report or filing shall clearly indicate in the footnotes thereto that the Common Shares received upon the transfer or distribution are subject to a lock-up agreement with the Underwriters of the Public Offering, to the extent applicable to such transferee, and provided further, that no other public announcement or filing shall be required during the Restricted Period.. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Barclays on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions. For purposes of this agreement, (i) a “Trading Day” is a day on which the Nasdaq Stock Market LLC is open for the buying and selling of securities and (ii) “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousins.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Shares, or any securities convertible into or exercisable or exchangeable for Common Shares, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to any transfer, sale or other disposition of Common Shares by VEON Amsterdam B.V. to one or more persons in privately negotiated transactions in an aggregate amount of up to 4.5% of the Common Shares beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by VEON Amsterdam after giving effect to the Public Offering (a “Direct Stake Transfer”); provided, that, in each case (A) the transferee under the Direct Stake Transfer executes and delivers to the Representatives, prior to or concurrently with such transfer, a written agreement (in form and substance reasonably satisfactory to the Representatives) pursuant to which such transferee agrees to be bound by the terms of this lock-up agreement as if it were an original signatory hereto for the remainder of the Restricted Period, including the restrictions on transfer and the consent to stop transfer instructions, (B) such Direct Stake Transfer is effected in a private, off-market transaction and does not involve a derivative, swap, short sale or other instrument designed to hedge or transfer, in whole or in part, the economic consequences of ownership of the Common Shares, and (C) VEON Amsterdam B.V. provides the Representatives with prompt written notice of such Direct Stake Transfer (but, for the avoidance of doubt, no consent of the Representatives shall be required for any Direct Stake Transfer in compliance with this paragraph).

If the undersigned is an officer or director of the Company, (i) Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this lock-up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this lock-up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that if (i) either the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, (iii) the Registration Statement is withdrawn prior to the execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before February 13, 2026, provided that the Company may by written notice to the undersigned prior to such date extend such date for a period of up to an additional three months, then, in each case, this lock-up agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this lock-up agreement.

This lock-up agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

A-4